As filed with the Securities and Exchange Commission on May 26, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________________________________________________________________
LYONDELLBASELL INDUSTRIES N.V.
(Exact name of registrant as specified in its charter)
_____________________________________________________________________________________________

Netherlands		98-0646235
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

2800 Post Oak Blvd.,	4th Floor, One Vine Street	Delftseplein 27E
Suite 5100	London	3013AA Rotterdam
Houston, Texas	W1J0AH	Netherlands
USA 77056	United Kingdom
(713) 309-7200	+44 (0) 207 220 2600	+31 (0) 10 275 5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________________________________________________________________________
LyondellBasell Industries Long-Term Incentive Plan
(Full title of the plan)
Jeffrey A. Kaplan
Executive Vice President
LyondellBasell Industries N.V.
2800 Post Oak Blvd.,
Suite 5100
Houston, TX 77056
(713) 309-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________________________________________________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_____________________________________________________________________________________________

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed by LyondellBasell Industries N.V. (the “Registrant”) for the purpose of registering an additional 8,000,000 ordinary shares of its common stock, par value €0.04 per share (the “Ordinary Shares”), issuable pursuant to awards granted under the LyondellBasell Industries Long-Term Incentive Plan, as amended (the “LTIP”).
Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (“Commission”) on June 1, 2021 (Registration No. 333-256676), August 23, 2012 (Registration No. 333-183500) and November 24, 2010 (Registration No. 333-170814) which relate to the LTIP are incorporated herein by reference and made a part hereof, except for those items being updated by this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.         Incorporation of Documents by Reference.
The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement (in each case excluding any information furnished and not filed according to applicable rules):
•the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026;
•the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 1, 2026;
•the Registrant’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on May 1, 2026 and May 22, 2026; and
•the description of the Ordinary Shares contained in the Registrant’s Registration Statement on Form 10, filed with the SEC pursuant to Section 12 of the Exchange Act on April 28, 2010, and any amendments or reports filed for the purpose of updating such description, including the Description of the Company’s Securities Registered Pursuant to Section 12 of the Exchange Act, filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
All documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.         Exhibits.

Exhibit No.	Exhibit Description

4.1	Articles of Association of LyondellBasell Industries N.V., as amended on June 1, 2018 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 5, 2018)

5.1*	Opinion of De Brauw Blackstone Westbroek N.V., regarding the legality of the Ordinary Shares being registered hereunder

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2*	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of this Registration Statement)

99.1	LyondellBasell Industries Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 22, 2026).

107*	Filing Fee Table.

*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, on May 26, 2026.

LyondellBasell Industries N.V.

By:	/s/ Jeffrey A. Kaplan
Name:	Jeffrey A. Kaplan
Title:	Executive Vice President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Vanacker, Agustin Izquierdo and Jeffrey A. Kaplan, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Peter Vanacker	Chief Executive Officer and Director	May 26, 2026
Peter Vanacker	(Principal Executive Officer)

/s/ Agustin Izquierdo	Executive Vice President, Chief Financial Officer	May 26, 2026
Agustin Izquierdo	(Principal Financial Officer)

/s/ Matthew D. Hayes	Senior Vice President, Chief Accounting Officer	May 26, 2026
Matthew D. Hayes	(Principal Accounting Officer)

/s/ Jacques Aigrain	Chairman of the Board and Director	May 26, 2026
Jacques Aigrain

/s/ Lincoln Benet	Director	May 26, 2026
Lincoln Benet

Signature	Title	Date

/s/ Robin W.T. Buchanan	Director	May 26, 2026
Robin W.T. Buchanan

/s/ Anthony R. Chase	Director	May 26, 2026
Anthony R. Chase

/s/ Robert W. Dudley	Director	May 26, 2026
Robert W. Dudley

/s/ Claire S. Farley	Director	May 26, 2026
Claire S. Farley

/s/ Rita Griffin	Director	May 26, 2026
Rita Griffin

/s/ Michael S. Hanley	Director	May 26, 2026
Michael S. Hanley

/s/ Virginia Kamsky	Director	May 26, 2026
Virginia Kamsky

/s/ Bridget Karlin	Director	May 26, 2026
Bridget Karlin

/s/ Albert J. Manifold	Director	May 26, 2026
Albert J. Manifold